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                                                                     EXHIBIT 4.3




                              CERTIFICATE OF TRUST
                                       OF
                          INDEPENDENT CAPITAL TRUST III

     This Certificate of Trust is being executed as of October 30, 2001 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. A. ss.ss. 3801 ET SEQ. (the "Act").

     The undersigned hereby certifies as follows:

     1. NAME. The name of the business trust is "Independent Capital Trust III" (the "Trust").

     2. DELAWARE TRUSTEE. The name and business address of the Delaware trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

        The Bank of New York (Delaware)
        White Clay Center
        Route 273
        Newark, Delaware  19711

     3. EFFECTIVE. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                         THE BANK OF NEW YORK (DELAWARE)
                         as Delaware Trustee

                         By: /s/ Michael Santino
                         Name: Michael Santino
                         Title: Senior Vice President

                         ADMINISTRATIVE TRUSTEE

                         /S/ EDWARD H. SEKSAY
                         ----------------------------
                         Name: Edward H. Seksay


                         ADMINISTRATIVE TRUSTEE

                         /S/ ANTHONY W. DIROBBIO
                         ----------------------------
                         Name: Anthony W. DiRobbio

                         ADMINISTRATIVE TRUSTEE

                         /S/ DENIS K. SHEAHAN
                         ----------------------------
                         Name: Denis K. Sheahan